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                                                                      Exhibit 23



                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333.28767) pertaining to the Providian Financial Corporation 1997 Stock Option Plan and the Providian Financial Corporation Stock Ownership Plan of our report dated January 22, 1998, with respect to the consolidated financial statements of Providian Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997.



                                                /s/ Ernst & Young LLP


March 27, 1998